Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-161325) of Group 1 Automotive, Inc. and related Prospectus

(2)	Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and related Prospectus

(3)	Registration Statement (Form S-3 No. 333-137088) of Group 1 Automotive, Inc. and related Prospectus

(4)	Registration Statement (Form S-4 No. 333-109080) of Group 1 Automotive, Inc. and related Prospectus

(5)	Registration Statement (Form S-8 No. 333-161324) pertaining to the 1998 Employees’ Savings Plan of Group 1 Automotive, Inc.

(6)	Registration Statement (Form S-8 No. 333-113679) pertaining to the 401(k) Savings Plan of Group 1 Automotive, Inc.

(7)	Registration Statement (Form S-8 No. 333-145034) pertaining to the Deferred Compensation Plan and 2007 Long Term Incentive Plan of Group 1 Automotive, Inc., and

(8)	Registration Statement (Form S-8 No. 333-168365) pertaining to the 2007 Long Term Incentive Plan of Group 1 Automotive, Inc.;
of our reports dated February 11, 2011, with respect to the consolidated financial statements of Group 1 Automotive, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Group 1 Automotive, Inc. for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Houston, Texas
February 11, 2011